UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2020, Garrett Motion Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 65,250,121 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 86.3% of the Company’s outstanding common stock as of the April 3, 2020 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2020.

Item 1 — Election of three Class II directors for a term of office expiring on the date of the Company’s 2022 Annual Meeting of Stockholders.

NOMINEE	Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
Courtney M. Enghauser	53,684,988	1,101,580	119,182	10,344,371
Carsten J. Reinhardt	53,823,590	958,106	124,054	10,344,371
Jérôme Stoll	53,812,309	965,684	127,757	10,344,371

Item 2 — Ratification of the appointment of Deloitte SA as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non- Votes
64,133,945	188,428	927,748	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non- Votes
53,252,592	1,423,965	229,193	10,344,371

Based on the foregoing votes, the director nominees named above were elected and Items 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary